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                                      EXHIBIT C

                                      AGREEMENT

                             JOINT FILING OF SCHEDULE 13D
                             ----------------------------


    The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of Genta Incorporated and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.


Date:  October 8, 1997            KEYS FOUNDATION

                                  By:       /s/ Tis Prager
                                       ------------------------------
                                       Tis Prager
                                       Director

Date:  October 8, 1997            TIS PRAGER

                                  By:       /s/ Tis Prager
                                       ------------------------------

Date:  October 8, 1997            URS BRUNNER

                                  By:       /s/ Urs Brunner
                                       ------------------------------